UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – November 22, 2010
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of Principal Executive Offices)

Registrant’s Telephone No., including area code:  (267) 317-4009

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On November 22, 2010, Mace Security International, Inc. (“Mace” or the “Company”), through its subsidiaries, Linkstar Interactive Inc., and Linkstar Corporation, Inc. (the “Subsidiaries”), entered into a Stock Purchase Agreement with Silverback Network, Inc. (the “Purchaser”) for the sale of its e-commerce division of its Digital Media Marketing Segment, Linkstar Corporation, for a sale price of $1.1 million. Under the terms of the Stock Purchase Agreement, the Purchaser paid a purchase price of $1.1 million for the stock of Linkstar Corporation, $990,000 of which was received at closing with ten percent (10%) of the purchase price, or $110,000, placed into escrow, which funds will be released to the Company in six months provided there are no unsatisfied indemnity claims under the Stock Purchase Agreement. Costs at closing were approximately $40,000, consisting of broker commissions. As a result of the sale, the Company’s cash increased by $950,000.

 The Stock Purchase Agreement is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K. There is no material relationship between the Purchaser of Linkstar Corporation and Mace and subsidiaries other than in connection with the Agreement.

Item 9.01.     Financial Statements and Exhibits.

            (b)       Pro Forma Financial Information.  Pro forma financial information based on the divestiture is being filed with this Current Report on Form 8-K.  The enclosed pro forma financial information is calculated based on the Company’s financial information for its most recent completed fiscal year and quarterly period.

            (d)       Exhibits The following exhibits are being filed:

99.1  Press Release issued by the Company on November 29, 2010.

*10.1

Stock Purchase Agreement dated November 11, 2010, by and among Mace Security International, Inc., Linkstar Interactive, Inc., Linkstar Corporation, and Silverback Network, Inc. (Exhibit 10.1 to the September 30, 2010 Form 10-Q filed November 15, 2010)

*	Incorporated by reference.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATENMENTS FOR
MACE SECURITY INTERNATIONAL, INC.

On November 22, 2010, Mace Security International, Inc. (the “Company”) completed the sale of the stock of its e-commerce division of its Digital Media Marketing Segment, Linkstar Corporation, pursuant to a Stock Purchase Agreement with Silverback Network, Inc.  The unaudited pro forma consolidated financial information set forth below is based on audited and unaudited historical financial statements of the Company. The unaudited pro forma financial information presented reflects the estimated pro forma effect of the disposition on the Company.

The unaudited pro forma consolidated financial statements are as follows:

  An unaudited pro forma consolidated balance sheet as of September 30, 2010, giving effect to the disposition as if it occurred on September 30, 2010.
  An unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2010, giving effect to the disposition as if it had occurred on January 1, 2010.
  An unaudited pro forma consolidated statement of operations for the year ended December 31, 2009, giving effect to the disposition as if it had occurred on January 1, 2009.

The unaudited pro forma consolidated financial statements include specific assumptions and adjustments related to the disposition. These pro forma adjustments have been made to illustrate the anticipated financial effect of the disposition on the Company. The adjustments are based upon available information and assumptions that the Company believes are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. The pro forma financial statements, including notes thereto, should be read in conjunction with the historical financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the unaudited financial statements included in the Company’s Quarterly Report on Form 10-Q for the nine month period ended September 30, 2010.

The unaudited pro forma consolidated financial information presented herein is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the disposition been completed as of the dates presented. The information is not representative of future results of operations or financial position.

Mace Security International, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
(in thousands)
As of September 30, 2010

	As Reported	Business	Pro Forma
	September 30, 2010	Disposition (a)	September 30, 2010

ASSETS

Current Assets
Cash and cash equivalents	$4,133	$950	$5,083
Short-term investments	753	-	753
Accounts receivable, net	2,289	-	2,289
Inventories, net	4,001	-	4,001
Other current assets	1,752	110	1,862
Assets held for sale	8,228	(1,437)	6,791
Total current assets	21,156	(377)	20,779

Property and equipment, net	1,709	-	1,709

Goodwill	1,982	-	1,982

Other intangible assets, net	2,083	-	2,083

Other assets	1,577	-	1,577
	$28,507	$(377)	$28,130

LIABILITIES AND EQUITY

Current Liabilities
Current portion of long-term debt and capital lease obligations	$88	$-	$88
Accounts payable and accrued expenses	9,695	-	9,695
Other current liabilities	420	-	420
Liabilities related to assets held for sale	2,907	(219)	2,688
Total current liabilities	13,110	(219)	12,891

Long-term debt and capital lease obligations, net of current portion	135	-	135

Other liabilities	-	-	-

Stockholders' Equity	15,262	(158)	15,104
	$28,507	$(377)	$28,130

Mace Security International, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Consolidated Balance Sheet
At September 30, 2010

(a)

The disposition reflects the net cash proceeds of approximately $950,000, in addition to a receivable for escrowed funds of $110,000 and an estimated loss on the sale of $158,000. Cash proceeds are net of transaction closing costs of approximately $40,000.

Mace Security International, Inc. and Subsidiaries
Unaudited Pro Forma Statement of Operations
(in thousands, except share and per share data)
For the Nine Months Ended September 30, 2010

		Business		Pro Forma
	As Reported	Disposition		Adjusted

Security revenues	$13,347	$-		$13,347
Security cost of revenues	9,377	-		9,377

Gross profit	3,970	-		3,970
Selling, general, and administrative expenses	7,235	-		7,235
Arbitration award	4,600	-		4,600
Depreciation and amortization	446	-		446
Asset impairment charges	225	-		225

Operating loss	(8,536)	-		(8,536)

Interest (expense) income, net	(34)	6	(a)	(28)
Other income	7	-		7
Loss from continuing operations before income taxes	(8,563)	6		(8,557)

Income tax expense	65	-		65

Loss from continuing operations	(8,628)	6		(8,622)

Loss from discontinued operations, net of tax	(7,980)	7,614	(b)	(366)

Net loss	$(16,608)	$7,620		$(8,988)

Per share of common stock (basic and diluted):
Loss from continuing operations	$(0.55)	$-		$(0.55)
Loss from discontinued operations	(0.50)	0.48		(0.02)
Net loss	$(1.05)	$0.48		$(0.57)

Weighted average shares outstanding
Basic and Diluted	15,794,343	-		15,794,343

Mace Security International, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Statement of Income
For the Three Months Ended September 30, 2010

(a)	Interest income on net cash proceeds from sale.
(b)	Elimination of net loss from discontinued operations.

Mace Security International, Inc. and Subsidiaries
Unaudited Pro Forma Statement of Operations
(in thousands, except share and per share data)
For the Year Ended December 31, 2009

		Business		Pro Forma
	As Restated (a)	Disposition		Adjusted

Security revenues	$18,591	$-		$18,591
Security cost of revenues	12,998	-		12,998

Gross profit	5,593	-		5,593
Selling, general and administrative expenses	12,584	-		12,584
Depreciation and amortization	567	-		567
Asset impairment charges	462	-		462

Operating loss	(8,020)	-		(8,020)

Interest (expense) income, net	(7)	9	(b)	2
Other (loss) income	(108)	-		(108)
Loss from continuing operations before income taxes	(8,135)	9		(8,126)

Income tax expense	-	-		-

Loss from continuing operations	(8,135)	9		(8,126)

Loss from discontinued operations, net of tax	(2,816)	828	(c)	(1,988)

Net loss	$(10,951)	$837		$(10,114)

Per share of common stock (basic and diluted):
Loss from continuing operations	$(0.50)	$-		$(0.50)
Loss from discontinued operations, net of tax	(0.18)	0.05		(0.13)
Net loss	$(0.68)	$0.05		$(0.63)

Weighted average shares outstanding
Basic and Diluted	16,202,254	-		16,202,254

Mace Security International, Inc.
Notes to Unaudited Pro Forma Statement of Income
For the Year Ended December 31, 2009

(a)	Statement of operations as originally reported and restated to classify the Digital Media Marketing Segment operations as discontinued operations.
(b)	Interest income on cash proceeds from sale.
(c)	Elimination of net loss from discontinued operations.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	November 29, 2010		Mace Security International, Inc.

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.l	Press Release issued by the Company dated November 29, 2010.